Exhibit 99.1

Quotient Limited Provides Updates on, European Hypercare Launch, the CE Mark Submission and U.S. Field Trial for the Initial Serological Disease Screening Microarray, and Reports First Quarter Fiscal 2020 Results

•	First European hypercare launch site initiated following CE mark approval
•	Initial Serological Disease Screening microarray submitted for CE marking
•	U.S. field trial activities for initial Serological Disease Screening commenced
•	13 blood grouping reagents approved by the FDA for use with OEM automation
•	Record liquid reagent revenues recognized once again in the quarter

JERSEY, Channel Islands, August 5, 2019 (GLOBENEWSWIRE) -- Quotient Limited (NASDAQ: QTNT) (Quotient or the Company), a commercial-stage diagnostics company, today provided an update on the commencement of its EU hypercare launch during July 2019; on the completion of its initial Serological Disease Screening (SDS) microarray CE mark submission, which occurred in June 2019, and on the commencement of the initial SDS U.S. field trial last month. In addition, the Company reported 13 blood grouping reagents approved by the U.S. Food and Drug Administration (FDA) for use with original equipment manufacturer (OEM) automation and the financial results for its fiscal first quarter ended June 30, 2019 which showed continued organic revenue growth compared to the prior quarter ended March 31, 2019 and the quarter ended June 30, 2018.

“There is a lot to be both pleased about and also to be proud of in this quarter’s achievements. The first hypercare site which was up and running in July marks a real milestone for our Company and the MosaiQ technology, commented Franz Walt, Quotient’s Chief Executive Officer. Mr Walt added, “ as I have shared previously our commercial strategy is driven by menu expansion. The CE mark submission in June of the initial SDS microarray and the commencement of our U.S. field trial for this important assay are important steps towards delivering a significant reduction in complexity and meaningful cost savings to Quotient’s customers. In addition, future growth in our liquid reagent business will be underpinned by the products recently approved by the FDA.”

MosaiQ Platform

MosaiQ, Quotient's next-generation platform is designed to deliver fast, comprehensive antigen typing, antibody detection and disease screening results, using a single low volume sample in a high throughput automated format. MosaiQ represents a transformative and highly disruptive unified testing platform for transfusion diagnostics.

Feasibility has also been demonstrated with respect to the detection of nucleic acids (DNA or RNA) using the MosaiQ platform. Through MosaiQ, Quotient expects to deliver substantial value to donor testing laboratories worldwide by providing affordable, routine comprehensive characterization and screening of blood products, on a single automated instrument platform. MosaiQ is designed to radically reduce labor costs and complexity associated with existing practice.

Regulatory and Commercial Milestones

•

Initial European Regulatory Approval – Quotient filed for European regulatory approval for its initial MosaiQ immunohematology (IH) microarray in late September 2018 and was notified of its approval on April 30, 2019.

•	European Commercialization – Following the CE mark for the initial IH microarray, Quotient commenced a hypercare launch with the first of nine selected customers during July 2019.
•	Ongoing Microarray Menu Development – Quotient continues to plan for the expansion of the IH and SDS testing menus during the second half of calendar 2019.
•

Field Trials – Quotient expects to commence European and U.S. field trials with the expanded IH microarray menu in the second half of calendar 2019.  Quotient has commenced U.S. field trial activity for the initial SDS microarray and expects to commence European and U.S. field trials for the expanded SDS microarray early in calendar 2020.

•

Ongoing Regulatory Approval Process – Quotient completed a CE mark submission for the initial SDS microarray in June 2019.  Quotient expects to file for U.S. and European regulatory approval for the expanded IH microarray early in calendar year 2020 and for the expanded SDS microarray later in the first half of 2020.

Franz Walt commented “ We continue to deliver on the plans that we made over a year ago. This reflects our continued focus and improved executional capabilities.” Mr. Walt added, “Everything we have to do now is linked to developing our value proposition through menu expansion and then delivering an outstanding customer experience. Also, later this year we plan to present data derived from an independent research study to demonstrate the effectiveness of MosaiQ for molecular disease screening (MDS).”

Fiscal First Quarter 2020 Financial Results

“The conventional reagent business continues to deliver top line growth, with record product sales of $8.2 million in the first quarter, up 3.9% from the quarter ended June 30, 2018,” said Franz Walt. Mr Walt added, “This performance was driven by 1.6% growth in sales to OEM customers, while direct product sales grew 9.7%. In the quarter ended June 30, 2019, gross margin on product sales improved sequentially by 60 basis points from the 43.5% product sales gross margin reported in the prior quarter ended March 31, 2019. Year over year, gross margin was adversely impacted by $0.4 million of incremental depreciation and other non-cash costs, related to bringing our new Allen Robb Campus (ARC) online, compared to the equivalent costs in the prior year’s quarter ended June 30, 2018.

Key revenue and profit results are summarized below (expressed in thousands):

	Quarter Ended
	June 30,
	2019	2018
Revenue:
Product sales —OEM Customers	$5,737	$5,647
Product sales — direct customers and distributors	2,432	2,217
Other revenues	—	19
Total revenue	$8,169	$7,883

Product sales from standing orders (%)	68%	65%

Gross profit	$3,606	$3,818
Gross profit as a % of total revenue	44.1%	48.4%
Gross margin on product sales (%)	44.1%	48.3%
Operating (loss)	$(18,424)	$(18,538)

Capital expenditures totaled $1.1 million in the quarter ended June 30, 2019, compared with $1.4 million in the quarter ended June 30, 2018.

Quotient ended the quarter with $90.7 million in cash and other short-term investments, $148.1 million of debt, and $8.7 million in an offsetting long-term cash reserve account.

Financing Event

On May 15, 2019, the Company issued an additional $25 million principal amount of its 12% Senior Secured Notes due 2024. The available net proceeds of the offering were approximately $22.6 million after deducting the estimated expenses payable by the Company and amounts held as restricted cash under the terms of the indenture.

Outlook for the Fiscal Year Ending March 31, 2020

•

Total product sales are still expected to be in the range of $30 to $31 million for the full fiscal year. Other revenue (product development fees) of approximately $1.0 million are also expected. Forecasted other revenue assumes the receipt of milestone payments contingent upon achievement of regulatory approval for certain products under development. The receipt of these milestone payments involves risks and uncertainties.
•

Operating loss, reflecting incremental investments in our development priorities, is expected to be in the range of $77 to $82 million including approximately $18.5 million of non-cash expenses such as depreciation, amortization and stock compensation.

•	Capital expenditures are expected to be in the range of $5 to $10 million.

Product sales in the second quarter of fiscal 2020 are expected to be in the range of $6.3 to $6.7 million, compared with $6.2 million for the second quarter of fiscal 2019.

Quarterly product sales can fluctuate depending upon the shipment cycles for red blood cell-based products, which account for approximately two-thirds of current product sales. These products typically experience 13 shipment cycles per year, equating to three shipments of each product per quarter, except for one quarter per year when four shipments occur. The timing of shipment of bulk antisera products to OEM customers may also move revenues from quarter to quarter. Some seasonality in demand is also experienced around holiday periods in both Europe and the United States. As a result of these factors, Quotient expects to continue to see seasonality and quarter-to-quarter variations in product sales. The timing of product development fees included in other revenues is mostly dependent upon the achievement of pre-negotiated project milestones.

Conference Call

Quotient will host a conference call on Monday, August 5th at 8:00 a.m. Eastern Time to discuss its first quarter fiscal 2020 financial results. Participants may access the call by dialing 1-877-407-0784 in the U.S. or 1-201-689-8560 outside the U.S. The conference call will be webcast live on the Company’s website at www.quotientbd.com.

A replay of this conference call will be available through August 12th by dialing 1-844-512-2921 in the U.S. or 1-412-317-6671 outside the U.S. The replay access code is 13692663.

About Quotient Limited

Building on 30 years of experience in transfusion diagnostics, Quotient is a commercial-stage diagnostics company committed to delivering solutions that reshape the way diagnostics is practiced. MosaiQ, Quotient’s proprietary multiplex microarray technology, offers the world’s first fully automated, consolidated testing platform, allowing for multiple tests across different modalities. MosaiQ is designed to be a game-changing solution, which Quotient believes will increase efficiencies, improve clinical practice, deliver significant workflow improvements, and operational cost savings to laboratories around the world. Quotient's operations are based in Eysins, Switzerland, Edinburgh, Scotland and Newtown, Pennsylvania.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements regarding our expectations of continued growth, the development, regulatory approval, commercialization and impact of MosaiQ and other new products (including the application of MosaiQ to infectious disease diagnostics), current estimates of second quarter and full year fiscal 2020 operating results and expectations regarding our future funding sources. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include delays or denials of regulatory approvals or clearances for products or applications; market acceptance of our products; the impact of competition; the impact of facility expansions and expanded product development, clinical, sales and marketing activities on operating expenses; delays or other unforeseen problems with respect to manufacturing, product development or field trial studies; adverse results in connection with any ongoing or future legal proceeding; continued or worsening adverse conditions in the general domestic and global economic markets; as well as the other risks set forth in the Company's filings with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Quotient disclaims any obligation to update these forward-looking statements.

The Quotient logo and MosaiQ™ are registered trademarks or trademarks of Quotient Limited and its subsidiaries in various jurisdictions.

CONTACT: Chris Lindop, Chief Financial Officer – chris.lindop@quotientbd.com; +41 22 545 52 26

Quotient Limited
Condensed Consolidated Statements Of Comprehensive Loss
(in thousands, except share and per share amounts)
(unaudited)

	Quarter Ended
	June 30,
	2019	2018
Revenue:
Product sales	$8,169	$7,864
Other revenues	—	19
Total revenue	8,169	7,883
Cost of revenue	4,563	4,065
Gross profit	3,606	3,818
Operating expenses:
Sales and marketing	2,580	2,281
Research and development, net	11,653	12,570
General and administrative expense	7,797	7,505
Total operating expense	22,030	22,356
Operating loss	(18,424)	(18,538)
Other income (expense)
Interest expense, net	(6,086)	(3,116)
Other, net	952	(3,512)
Other expense, net	(5,134)	(6,628)
Loss before income taxes	(23,558)	(25,166)
Provision for income taxes	(13)	(11)
Net loss	$(23,571)	$(25,177)
Other comprehensive income (loss):
Change in fair value of effective portion of foreign currency cash flow hedges	$(120)	$(332)
Unrealized gain on short-term investments	147	26
Foreign currency gain (loss)	(1,014)	357
Provision for pension benefit obligation	48	36
Other comprehensive income (loss)	(939)	87
Comprehensive loss	$(24,510)	$(25,090)
Net loss available to ordinary shareholders - basic and diluted	$(23,571)	$(25,177)
Loss per share - basic and diluted	$(0.36)	$(0.55)
Weighted-average shares outstanding - basic and diluted	66,078,290	45,796,533

Quotient Limited
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	June 30, 2019	March 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$6,528	$4,096
Short-term investments	84,151	90,729
Trade accounts receivable, net	4,724	3,348
Inventories	16,712	15,551
Prepaid expenses and other current assets	3,326	3,202
Total current assets	115,441	116,926
Restricted cash	9,016	7,507
Property and equipment, net	45,506	47,293
Operating lease right-of-use assets	17,615	—
Intangible assets, net	707	751
Deferred income taxes	592	605
Other non-current assets	4,568	4,688
Total assets	$193,445	$177,770
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$5,342	$5,936
Accrued compensation and benefits	4,372	6,149
Accrued expenses and other current liabilities	9,441	12,458
Current portion of operating lease liability	2,723	—
Current portion of deferred lease rental benefit	—	435
Capital lease obligation	457	471
Total current liabilities	22,335	25,449
Long-term debt	148,088	121,855
Operating lease liability, less current portion	16,176	—
Deferred lease rental benefit, less current portion	—	1,144
Capital lease obligation, less current portion	753	865
Defined benefit pension plan obligation	7,647	7,368
7% Cumulative redeemable preference shares	19,638	19,375
Total liabilities	214,637	176,056
Total shareholders' equity (deficit)	(21,192)	1,714
Total liabilities and shareholders' equity (deficit)	$193,445	$177,770

Quotient Limited
Condensed Consolidated Statements of Cash Flows
(In Thousands)
(Unaudited)
	Quarter ended June 30,
	2019	2018
OPERATING ACTIVITIES:
Net loss	$(23,571)	$(25,177)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,038	3,333
Share-based compensation	1,178	1,347
Amortization of lease incentive	(109)	(108)
Swiss pension obligation	183	155
Amortization of deferred debt issue costs	2,107	291
Accrued preference share dividends	263	263
Deferred income taxes	13	11
Net change in assets and liabilities:
Trade accounts receivable, net	(1,439)	(141)
Inventories	(1,160)	(28)
Accounts payable and accrued liabilities	(3,713)	(5,401)
Accrued compensation and benefits	(1,699)	1,057
Other assets	(145)	3,280
Net cash used in operating activities	(25,054)	(21,118)
INVESTING ACTIVITIES:
Increase in short-term investments	(15,000)	—
Realization of short-term investments	21,724	—
Purchase of property and equipment	(1,138)	(1,428)
Net cash generated from (used in) investing activities	5,586	(1,428)
FINANCING ACTIVITIES:
Repayment of finance leases	(94)	(116)
Proceeds from drawdown of new debt	25,000	36,000
Debt issuance costs and fees paid to noteholders	(874)	(1,213)
Proceeds from issuance of ordinary shares and warrants	63	2,195
Net cash generated from financing activities	24,095	36,866
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(686)	3,304
Change in cash, cash equivalents and restricted cash	3,941	17,624
Beginning cash, cash equivalents and restricted cash	11,603	25,205
Ending cash, cash equivalents and restricted cash	$15,544	$42,829
Supplemental cash flow disclosures:
Income taxes paid	$—	$—
Interest paid	$7,221	$5,069
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$6,528	$35,629
Restricted cash	9,016	7,200
Total cash, cash equivalents and restricted cash	$15,544	$42,829